UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2021

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The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

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New York	001-32964	11-2672906
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.10 par value per share	FLIC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 20, 2021, The First of Long Island Corporation (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the voting as set forth below.

1.The election of directors for two year terms:

Class I Directors:	For	Withhold	Broker Non-Vote
Christopher Becker	15,263,681	330,237	4,149,946
John J. Desmond	15,255,231	338,687	4,149,946
Louisa M. Ives	15,151,757	442,161	4,149,946
Milbrey Rennie Taylor	15,045,357	548,561	4,149,946
Walter C. Teagle III	14,585,018	1,008,900	4,149,946

2.A non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers.

For	Against	Abstain	Broker Non-Vote
14,880,670	685,374	27,874	4,149,946

3.To approve The First of Long Island Corporation 2021 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
14,950,296	630,245	13,377	4,149,946

4.To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstain
19,412,970	321,236	9,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation
(Registrant)

By: /s/ William Aprigliano
William Aprigliano
Senior Vice President & Chief
Accounting Officer
(principal accounting officer)

Dated: April 22, 2021